UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 Current Report


                       AMENDMENT TO APPLICATION OR REPORT
                      FILED PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                           HIRSCH INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


                                     0-23434
                            (Commission File Number)


                                 AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed June 19, 1996, as set forth on the pages attached hereto:

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                HIRSCH INTERNATIONAL CORP.



                                              By:\s\ Henry Arnberg
                                                 --------------------------
                                                 Henry Arnberg, President



Dated:  August 16, 1996

Item 7.  Financial Statements and Exhibits.

List of Documents filed as part of this report:

(a)      Financial Statements - Sewing Machine Exchange, Inc.

         Independent Auditors' Report  . . . . . . . . . . . . . .  3

         Balance Sheet as of April 30, 1996  . . . . . . . . . . .  4

         Statement of Income For the Year
          Ended April 30, 1996 . . . . . . . . . . . . . . . . . .  5

         Statement of Stockholders' Equity
          For the Year Ended April 30, 1996  . . . . . . . . . . .  6

         Statement of Cash Flows For the
          Year Ended April 30, 1996  . . . . . . . . . . . . . . .  7

         Notes to Financial Statements . . . . . . . . . . . . . 8-13

(b)      Unaudited Pro Forma Consolidated
         Financial Information - Hirsch International Corp.
         and Subsidiaries  . . . . . . . . . . . . . . . . . . . . 14

         Pro Forma Consolidated Balance Sheet
          as of April 30, 1996 . . . . . . . . . . . . . . . . . . 15

         Pro Forma Consolidated Statement
          of Income for the Year Ended January 31, 1996  . . . . . 16

         Pro Forma Consolidated Statement
          of Income For the Three Months
          Ended April 30, 1996 . . . . . . . . . . . . . . . . . . 17

         Notes to Pro Forma Consolidated
          Financial Statements . . . . . . . . . . . . . . . . . . 18

 (c)     Exhibits


   Exhibit                            Description of Document
   Number

     23             Consent of Deloitte & Touche LLP . . . . . . . 19

     27             Financial Data Schedule  . . . . . . . . . . . 20

 INDEPENDENT AUDITORS' REPORT
 Board of Directors
 Sewing Machine Exchange, Inc.
 Chicago, Illinois

     We have audited the accompanying balance sheet of Sewing Machine Exchange, Inc. as of April 30, 1996, and the related statement of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Sewing Machine Exchange, Inc. as of April 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 1, the Company was acquired by Hirsch International Corp. on June 7, 1996.

DELOITTE & TOUCHE LLP



Jericho, New York
June 13, 1996



SEWING MACHINE EXCHANGE, INC.

BALANCE SHEET
APRIL 30, 1996


ASSETS
Current Assets:

   Cash                                                                                         $   82,757
   Accounts receivable, net of an allowance for
     doubtful accounts of $303,500                                                               3,494,406
   Inventories, net (Notes 3 and 6)                                                              3,535,700
   Other current assets                                                                            109,890
         Total Current Assets                                                                    7,222,753
Property, plant and equipment, net of accumulated
   depreciation and amortization (Note 4)                                                          269,559
         Total Assets                                                                           $7,492,312
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued expenses (Note 5)                                               $3,627,495
   Current maturities of long-term debt (Note 6)                                                 2,272,846
   Customer deposits payable                                                                       265,606
         Total Current Liabilities                                                               6,165,947
Long-term debt, less current maturities (Note 6)                                                   193,582
         Total Liabilities                                                                       6,359,529
Commitments and Contingencies (Notes 1 and 7)
Stockholders' Equity
Common stock, $100 par value; 1,000 shares authorized;
   200 shares issued, and 132 shares outstanding                                                    13,200
Additional paid-in capital                                                                         105,683
Retained earnings                                                                                1,013,900
         Total Stockholders' Equity                                                              1,132,783
         Total Liabilities and Stockholders' Equity                                             $7,492,312




See notes to financial statements.


SEWING MACHINE EXCHANGE, INC.

STATEMENT OF INCOME
FOR THE YEAR ENDED APRIL 30, 1996



Net sales and service income                                                                    $27,827,947

Cost of goods sold                                                                               19,726,778
Selling, general and administrative expenses                                                      7,301,869
Interest expense                                                                                    229,363

Total expenses                                                                                   27,274,780

Income before income taxes                                                                          553,167

Provision for income taxes (Note 2G)                                                                 30,248

Net income                                                                                      $   522,919



























See notes to financial statements.



SEWING MACHINE EXCHANGE, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
APRIL 30, 1996





                                                                     Additional
                                             Common Stock              Paid-In       Retained
                                        Shares        Amount           Capital       Earnings          Total

Balance, May 1, 1995                      132    $    13,200          $105,683       $805,981       $924,864
Distributions to stockholders              -             -               -           (315,000)      (315,000)
Net income                                 -             -               -            522,919        522,919
Balance, April 30, 1996                   132    $    13,200          $105,683     $1,013,900     $1,132,783




































See notes to financial statements.



SEWING MACHINE EXCHANGE, INC.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED APRIL 30, 1996



Cash flows from operating activities:
  Net income                                                                             $522,919
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                                            56,503
  Loss on disposal of assets                                                                8,200
Changes in operating assets and liabilities:
    Accounts receivable                                                                  (130,735)
    Inventories                                                                           109,492
    Other current assets                                                                  (17,063)
    Accounts payable and accrued expenses                                                 220,444
    Customer deposits payable                                                              68,415
         Net cash  provided  by  operating  activities  838,175  Cash flows from investing activities:
  Capital expenditures (88,806) Cash flows from financing activities:
  Net repayments of debt                                                                 (449,815)
  Distributions to shareholders                                                          (315,000)

          Net cash used in financing activities                                          (764,815)

Decrease in cash                                                                          (15,446)
Cash, beginning of year                                                                    98,203
Cash, end of year                                                                        $ 82,757
Supplemental disclosure of cash flow information:
  Interest paid                                                                          $229,363
  Income taxes paid                                                                      $ 30,248









See notes to consolidated financial statements.

SEWING MACHINE EXCHANGE, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED APRIL 30, 1996

     NOTE 1 - BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

     Sewing Machine Exchange, Inc. (the "Company") was incorporated on August 1, 1964 in the state of Illinois for the purpose of distributing, modifying, and servicing computerized embroidery equipment, sewing and cutting machines and parts. The Company grants credit to customers in the garment industry located primarily in 11 midwestern states.

     On June 7, 1996, the Company was acquired by Hirsch International Corp. ("Hirsch") in a transaction accounted for under the purchase method of accounting. The Company's two stockholders received approximately $8.69 million, payable by delivery of two promissory notes aggregating $8,500,000 and 9,375 shares of Hirsch common stock in exchange for all of the outstanding common stock of the Company. Concurrent with the acquisition, Hirsch entered into five-year employment contracts with the stockholders and all previously existing employment contracts between the stockholders and the Company were terminated.

     In connection with the acquisition, all amounts outstanding under the Company's demand note (as discussed in Note 6A) were repaid, and the personal guarantees of the stockholders were released.

     The accompanying financial statements do not give effect to any adjustments related to the purchase agreement.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) Revenue Recognition - The Company distributes embroidery equipment which it offers for sale. Revenue related to the sale of equipment is recorded at the time of shipment.

     The Company's customer support services include training, technical support, warranty and maintenance services. Service revenues and costs are recognized when services are provided. Revenue on service maintenance contracts is recognized over the term of the contract. Sales of computer hardware and software are recognized when shipped provided that no significant vendor and post-contract and support obligations remain and collection is probable. Warranty costs associated with products sold with warranty protection, as well as other vendor and post-contract support obligations, are estimated based on the Company's historical experience and recorded in the period the product is sold.

     (B) Allowance for Doubtful Accounts - The Company provides an allowance for doubtful accounts determined by a specific identification of individual accounts and a general reserve to cover other accounts based on historical experience. The Company writes off receivables upon determination that no further collections are probable.

     (C) Inventories - Inventories consisting of machines and parts are stated at the lower of cost or market. Cost for machinery is determined by specific identification and for all other items on a first-in, first-out basis. Reserves are established to record provisions for slow moving inventories in the period in which it becomes reasonably evident that the product is not saleable or the market value is less than cost.

     (D) Property, Plant and Equipment - Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Capitalized values of property under leases are amortized over the life of the lease or the estimated life of the asset, whichever is less. Depreciation and amortization are provided on the straight-line or declining balance methods over the following estimated useful lives:

               Asset Category                         Lives in Years
        Furniture and fixtures                              5-7
        Machinery and equipment                             5-7
        Automobiles                                         3-5
        Leasehold improvements                            9-31.5

     (E)  Impairment  of  Long-Lived  Assets  - In  March  1995,  the  Financial
Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of". SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of.

     In accordance with SFAS 121, the Company reviews its long-lived assets, including property, plant and equipment and identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value. The adoption of SFAS 121 had no material effect on the Company's financial statements.

     (F) Income Taxes - The Company, with the consent of its stockholders, has elected, under the Internal Revenue Code, to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

     (G) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (H) Fair Value of Financial Instruments - Financial instruments consist primarily of investments in cash, trade account receivables, accounts payable and debt obligations. At April 30, 1996, the fair value of the Company's financial instruments approximated the carrying value.

NOTE 3 - INVENTORIES

       Machines                                                                             $    2,225,521
       Parts                                                                                      1629,210
       Less:  Reserve for slow moving inventory                                                   (319,031)
       Total                                                                                $    3,535,700


NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

       Machinery and equipment                                                              $      126,430
       Furniture and fixtures                                                                      166,667
       Automobiles                                                                                 149,942
       Leasehold improvements                                                                      158,919
       Total at cost                                                                               601,958
       Less:  Accumulated depreciation and amortization                                           (332,399)
       Property, plant and equipment, net                                                   $      269,559


NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       Accounts payable                                                                     $    2,574,961
       Accrued commissions payable                                                                 244,000
       Accrued payroll and fringe benefit costs                                                    379,199
       Accrued warranty costs                                                                      110,000
       Other accrued expenses                                                                      319,335
       Total accounts payable and accrued expenses                                          $    3,627,495



NOTE 6 - LONG-TERM DEBT

       Notes payable (A)                                                                    $    2,113,229
       Notes payable to stockholders (B)                                                            34,841
       Term note (C)                                                                               258,333
       Other (D)                                                                                    60,025
       Total                                                                                     2,466,428
       Less:  Current maturities                                                                 2,272,846
       Long-term maturities                                                                 $      193,582


     (A) The Company has a demand note payable to a financial institution with a maximum availability amount equal to 85 percent of eligible accounts receivable, 65 percent of embroidery machines and parts inventory, and 50 percent of industrial machines and parts inventory less the outstanding principal and interest on the term note payable in the original principal amount of $500,000 subject to a limit of $2,500,000 as of April 30, 1996. The maximum availability amount is reduced by the aggregate amount of any letters of credit issued on the Company's behalf. See Note 7 for letters of credit issued as of April 30, 1996. The note requires monthly interest payments at an interest rate of 1/2 percent over the prime rate (8.75 percent as of April 30, 1996). The debt is secured by substantially all of the Company's assets and personal guarantees of the stockholders. This demand note was repaid subsequent to year-end, and the personal guarantees of the stockholders were released. See
Note 1.

     (B) Unsecured notes payable to the two stockholders are due on January 1, 1997. Interest at 9.5 percent per annum is paid annually.

     (C) Term note payable in monthly installments of the $8,333, plus interest at 1.15 percent over prime rate (8.75 percent at April 30, 1996), final payment due December 1, 1998, secured by substantially all of the Company's assets and personal guarantees of the stockholders.

     (D) Installment loans at various interest rates ranging from 4.9 percent to
14.5 percent with maturities through March 1999. As April 30, 1996, three loans are outstanding with monthly payments totaling $2,564, all secured by company-owned vehicles and other equipment covered by these loans.

     Long-term debt of the Company at April 30, 1996 matures as follows:


       Fiscal Year Ending April 30,
              1997                                            $   2,272,846
              1998                                                  120,100
              1999                                                   73,482
                                                              $   2,466,428


NOTE 7 - COMMITMENTS AND CONTINGENCIES

     (A) Minimum Operating Lease Commitments - The Company has operating leases for various automobiles and sales and service locations. The annual aggregate rental commitments required under these leases, except for those providing for month-to-month tenancy, are as follows:


       Fiscal Year Ending April 30,
              1997                                   $      94,580
              1998                                          17,004
              1999                                          17,004
              2000                                           9,919
              Total                                  $     138,507

     Rent expense was approximately $125,000 (exclusive of rent paid to the Company's two stockholders--see Note 7F) for the year ended April 30, 1996.

     (B) Employee Benefit Plans - The Company has a profit sharing plan for which employees are eligible based upon their length of service. Contributions to the plan are made at the discretion of the Board of Directors, but are limited to the maximum deduction allowable under the Internal Revenue Code. The Company also maintains a 401(k) plan which provides for salary reductions and for partial employee matching funds or contributions to the plan. The Company's contribution to the plan was $84,000 for the year ended April 30, 1996.

     (C) Litigation - The Company is a defendant in various litigation matters, all arising in the normal course of business. Based upon discussion with Company counsel, management does not expect that these matters will have a material adverse effect on the Company's financial statements.

     (D) Stock Repurchase Agreements - Under the terms of an agreement between its two stockholders, upon the death of either stockholder, the Company is required to purchase from the estate all shares then owned at an aggregate price equal to 150 percent of the book value of those shares. Proceeds of life insurance on the lives of the stockholders is to be used to repurchase the shares; if insurance proceeds are not sufficient to cover the price of the shares, the balance may be paid over a five-year period. At April 30, 1996, the aggregate purchase price for each stockholder would have been approximately $880,000. The amount of life insurance in effect is approximately $1,100,000 for one stockholder and approximately $850,000 for the other. These agreements were terminated in connection with the acquisition (See Note 1).

     (E) Dependency Upon Major Suppliers - During the fiscal year ended April 30, 1996, the Company made purchases of approximately $9,600,000 and $5,300,000 from Melco Industries, Inc. ("Melco") and Tajima Industries Ltd. ("Tajima"), respectively, the manufacturers of certain of the embroidery machines the Company sells. This amounted to approximately 49 and 27 percent, respectively, of the Company's total purchases for the years ended April 30, 1996.

     The Melco Agreement expires on December 31, 1999; however, it will be automatically renewed for three-year intervals thereafter unless 180-day prior written notice is given by either party. The Melco Agreement, among other things, establishes certain sales performance objectives for the Company which are established on an annual calendar year basis. The Company met its sales performance objective for the calendar year ended December 31, 1995.

     The Company has a distributorship agreement with Melco (the "Melco Agreement") which provides the Company with the exclusive right to distribute Melco products in 11 midwestern states.

     The Company has a distributorship agreement with Tajima (the "Tajima Agreement") which provides the Company with the exclusive right to distribute Tajima's products in seven midwestern states. The Tajima Agreement in terminable by Tajima and/or the Company if a default, as defined in the Agreement, by either party occurs. The Tajima Agreement is renewable in one-year terms and has been renewed through February 1997. The Tajima Agreement, among other things, establishes certain annual minimum purchase quotas for the Company which are established on an annual basis. The minimum purchase of embroidery machines for the period February 1995 through February 1996 was met.

     Concurrently with the acquisition of the Company by Hirsch (see Note 1), the Company's Tajima Agreement was combined with Hirsch's agreement with Tajima and was effectively extended through February 2005.

     There are several manufacturers of multihead embroidery equipment. Although management of the Company believes that the likelihood of the loss of Melco and/or Tajima as a supply source is remote, if Melco and/or Tajima terminated the current distributor relationship with the Company, management believes that it could establish a similar arrangement with another manufacturer of embroidery equipment.

     (F) Related Party Transactions - The Company leases its principle facility located in Chicago, Illinois from the Company's two stockholders. Rent expense paid to the stockholders was approximately $142,000 for the year ended April 30, 1996. In conjunction with the acquisition of the Company by Hirsch as discussed in Note 1, the lease was terminated, and a new lease was entered into between Hirsch and the stockholders. The new lease expires on June 7, 1998 and requires monthly rent payments of $8,800.

     (G) Standby Letter of Credit - At April 30, 1996, the Company had a standby letter of credit in the amount of $750,000 (see Note 6A).

HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(UNAUDITED)

     On June 7, 1996, Hirsch International Corp. ("Hirsch") acquired all of the outstanding capital stock of Sewing Machine Exchange, Inc. ("SMX"). This acquisition will be accounted for by Hirsch as a purchase and accordingly, the acquired assets and assumed liabilities will be recorded at their estimated fair market values at the date of acquisition. The cost in excess of fair value of SMX will be recorded as goodwill. The purchase price was $8.69 million, payable by delivery of a promissory note in the principal amount of $4.25 million to each of the two shareholders of SMX and by delivery of an aggregate of 9,375 shares of the Company's Class A Common Stock. Pursuant to the terms of the promissory notes, the Company was required to make a principal payment on each note in the amount of $2.5 million on June 13, 1996 with the balance of each note ($1.75 million) payable in 60 equal monthly installments of principal and interest beginning July 7, 1996. Concurrent with the acquisition, the Company entered into five-year employment contracts with SMX's former shareholders.

     On June 10, 1996, Hirsch entered into a term loan agreement with a bank (the "Term Loan Agreement") pursuant to which the bank lent $7,500,000 to Hirsch to fund the acquisition of SMX and to repay SMX's credit facilities. The loan is repayable in twenty (20) equal quarterly installments of principle and interest (LIBOR plus 100 basis points) beginning September 30, 1996.

     The following unaudited pro forma consolidated balance sheet as of April 30, 1996 and the unaudited pro forma consolidated statements of income for the year ended January 31, 1996 and the three months ended April 30, 1996 give effect to the purchase by Hirsch of the stock of SMX as if the transaction occurred at the beginning of each period presented. The pro forma adjustments assume the transaction occurred (a) on April 30, 1996 for the pro forma consolidated balance sheet, and (b) as of the beginning of the period for the consolidated statements of income for the year ended January 31, 1996 and the three months ended April 30, 1996.

     The pro forma financial information is based on the historical consolidated financial statements of Hirsch and the historical financial information of SMX and should be read in conjunction with such financial statements and accompanying notes. The purchase method of accounting was used to prepare the pro forma financial statements using the purchase price established in the stock purchase agreement and estimated fair values of the net assets. The actual purchase accounting adjustments to reflect the fair values of the net assets will be based on management's evaluation; therefore, the adjustments that have been used in the pro forma consolidated financial information are subject to change pending the final allocation of the purchase price.

     The pro forma financial information does not purport to be indicative of the financial position or results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated nor the results of operations which will be reported in the future.


HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
APRIL 30, 1996
(UNAUDITED)

                                                                   Hirsch            SMX        Pro forma       Pro forma
                                                                Historical      Historical     Adjustments     Consolidated
ASSETS
Current Assets:
   Cash and cash equivalents                                  $ 6,586,371     $     82,757      $376,771 [5]    $ 7,045,899
   Short-term investments available-for-sale                    2,768,285            -             -              2,768,285
   Accounts receivable, net                                    14,243,010        3,494,406      (305,101)[2]     17,110,315
                                                                                                (322,000)[4]
   Net investment in sales-type leases - current portion        1,326,468            -              -             1,326,468
   Inventories, net                                             9,718,603        3,535,700      (375,000)[4]     12,879,303
   Deferred income taxes                                        1,071,353            -              -             1,071,353
   Other current assets                                           632,955          109,890          -               742,845
           Total Current Assets                                36,347,045        7,222,753      (625,330)        42,944,468
Net investment in sales-type leases - non-current portion       7,381,133            -              -             7,381,133
Purchased technologies, net                                       924,680            -              -               924,680
Goodwill                                                            -                -          8,803,061[4]      8,803,061
Property, plant and equipment, net                              4,854,324          269,559          -             5,123,883
Other assets                                                    1,359,067            -              -             1,359,067
           Total Assets                                       $50,866,249       $7,492,312     $8,177,731      $ 66,536,292
LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities:
   Trade acceptance payable                                   $ 9,139,804       $    -         $    -            $9,139,804
   Accounts payable and accrued expenses                        5,912,469        3,627,495       (305,101)[2]     9,773,863
                                                                                                   39,000 [4]
                                                                                                  500,000 [4]
   Current maturities of long-term debt                           232,200        2,272,846      2,200,000 [5]     2,591,817
                                                                                               (2,113,229)[5]
   Income taxes payable                                         1,296,633            -              -             1,296,633
   Customer deposits payable                                    1,456,229          265,606          -             1,721,835
           Total Current Liabilities                           18,037,335        6,165,947        320,670        24,523,952
Long-term debt, less current maturities                         1,725,750          193,582      8,800,000 [5]    10,719,332
           Total Liabilities                                   19,763,085        6,359,529      9,120,670        35,243,284
Commitments and Contingencies
Stockholders' Equity:
   Hirsch preferred stock                                           -                -              -                 -
   Hirsch Class A common stock                                     34,246            -                 94 [4]        34,340
   Hirsch Class B common stock                                     27,322            -              -                27,322
   SMX common stock                                                 -               13,200        (13,200)[4]         -
   Additional paid-in capital                                  11,885,627          105,683       (105,683)[4]    12,075,377
                                                                                                  189,750 [4]
   Unrealized holding loss on short-term investments
     available-for-sale                                           (16,874)           -              -               (16,874)
   Retained earnings                                           19,172,843        1,013,900     (1,013,900)[4]    19,172,843
           Total Stockholders' Equity                          31,103,164        1,132,783       (942,939)       31,293,008
           Total Liabilities and Stockholders' Equity         $50,866,249       $7,492,312     $8,177,731       $66,536,292



HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED JANUARY 31, 1996
(UNAUDITED)



                                                        Hirsch             SMX            Pro forma         Pro forma
                                                       Historical      Historical [1]     Adjustments      Consolidated
Net sales                                            $  87,974,185     $27,827,947    $   (400,000)[3]    $ 115,402,132

Interest income related to sales type leases             3,022,239           -                -               3,022,239

           Total revenue                                90,996,424      27,827,947        (400,000)         118,424,371

Cost of goods sold                                      58,835,780      19,726,778        (254,000)[3]       78,308,558
Selling, general and administrative expenses            20,638,144       7,318,639         587,000 [6]        28,243,783
Interest expense                                           396,976         229,363         470,000 [7]         1,096,339
Other income, net                                         (276,702)          -               -                 (276,702)

           Total expenses                               79,594,198      27,274,780         803,000          107,371,978

Income before income taxes                              11,402,226         553,167      (1,203,000)          10,752,393

Provision for income taxes                               4,837,294          30,248        (305,542)[8]        4,562,000

Net income $                                             6,564,932      $  522,919     $  (897,458)        $  6,190,393

Income per share                                     $        1.09                                         $       1.03

Weighed average number of shares used in
   the calculation of income per share                   6,009,355                                            6,009,449



HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED APRIL 30, 1996
(UNAUDITED)



                                                        Hirsch             SMX               Pro Forma      Pro Forma
                                                       Historical        Historical     Adjustments       Consolidated


Net sales                                            $  23,868,173     $  7,431,282    $ (227,000)[3]    $  31,072,455

Interest income related to sales type leases               820,939            -             -                  820,939

           Total revenue                                24,689,112        7,431,282      (227,000)          31,893,394

Cost of goods sold                                      15,643,569        5,305,297      (151,000)[3]       20,797,866
Selling, general and administrative expenses             5,729,187        1,955,719       147,000 [6]        7,831,906
Interest expense                                            69,197           50,204       118,000 [7]          237,401
Other income, net                                          (74,766)           -             -                  (74,766)

           Total expenses                               21,367,187        7,311,220       114,000           28,792,407

Income before income taxes                               3,321,925          120,062      (341,000)           3,100,987

Provision for income taxes                               1,351,470           30,248      (119,718)[8]        1,262,000
Net income $                                             1,970,455      $    89,814     $(221,282)        $  1,838,987

Income per share                                     $        0.32                                        $        0.30

Weighed average number of shares used in
   the calculation of income per share                   6,212,899                                            6,212,993


HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)



     1. SMX's historical financial statements are as of and for the year ended April 30, 1996. In accordance with Regulations S-X, Article 11, Paragraph 7(3), as such year end is within 93 days of Hirsch's year end, such financial statements may be consolidated with Hirsch.

     2. The pro forma adjustments to accounts receivable, and accounts payable represent the elimination of intercompany balances.

     3. The pro forma adjustments to net sales and cost of sales for the year ended January 31, 1996 and the three months ended April 30, 1996 represent the elimination of intercompany sales and related cost of sales.

     4. The pro forma adjustments to goodwill, accounts receivable, inventory, accrued expenses, common stock, additional paid-in capital and retained earnings represent the costs in excess of net assets acquired (approximately $8,800,000), the recording of additional purchase accounting reserves (primary accounts receivable and inventory) ($736,000), the issuance of Hirsch common stock, the estimated costs of the acquisition ($500,000), and the elimination of the historical SMX equity section.

     5. The pro forma adjustments to long-term debt and cash represent (a) the repayment of a $2,113,229 demand note held by SMX; (b) borrowing by Hirsch of $7,500,000 from a bank to finance the acquisition; (c) a $3,500,000 promissory note issued by Hirsch to the former stockholders of SMX; and (d) excess funds borrowed recorded as cash.

     6. The pro forma adjustment to selling general and administrative expenses represents the amortization of the excess of cost over the fair value of net assets acquired, amortized on a straight-line basis over an estimated life of 15 years.

     7. The pro forma adjustment to interest expense represents the additional interest expense relating to the new bank financing and the promissory note issued (calculated at an assumed interest rate of 6.0 percent).

     8. The pro forma adjustment to the provision for income taxes represents the difference between SMX's historic S Corp. effective tax rate and Hirsch's C Corp. effective tax rate and the tax impact of the pro forma adjustments.

                                                                  Exhibit 23






INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-94914 of Hirsch International Corp. on Form S-8 of our report dated June 13, 1996 (relating to the financial statements of Sewing Machine Exchange, Inc.), appearing in this Form 8-K/A of Hirsch International Corp.



DELOITTE & TOUCHE LLP


August 16, 1996